Exhibit 10.1

LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT (“Agreement”) is entered into as of February 21, 2018 (“Effective Date”), by and between 6262 LUSK INVESTORS LLC, a California limited liability company (“Landlord”), and CYTORI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

RECITALS

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of February 27, 2017, as amended by that certain letter agreement dated July 14, 2017, and executed by Tenant on July 27, 2017, that certain First Amendment to Lease Agreement dated as of July 27, 2017, and that certain Second Amendment to Lease Agreement dated as of September 7, 2017 (collectively, “Lease”), for certain Premises known as Suite 200 within the Project located at 10222 Barnes Canyon Road (formerly known as 6262 Lusk Boulevard), San Diego, California 92121, as more particularly described in the Lease.  Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings ascribed to them in the Lease.

B.Landlord and Tenant have agreed to terminate the Lease prior to the Expiration Date subject to the terms and conditions of this Agreement including, without limitation, Tenant’s payment of the Termination Payment (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the Recitals above, the mutual covenants and conditions below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Termination.  Subject to the terms and conditions provided below in this Agreement, the Lease shall terminate and Tenant, and any party to which Tenant has assigned or subleased the Premises, shall have no further rights in or to any portion of the Premises effective as of the date upon which Landlord receives the full Termination Payment (“Termination Date”).  Except for those provisions of the Lease, if any, which expressly survive termination, and except as may otherwise be stated in this Agreement, no provisions of the Lease shall survive termination as provided herein.  Notwithstanding the foregoing, if Tenant does not comply with the covenants and conditions provided in Sections 2 and 3 below, then this Agreement shall terminate at Landlord’s election and in such event the Lease shall remain in full force and effect in accordance with its terms.

2.Termination Payment.  As consideration for this Agreement, (a) Tenant shall, within one (1) business day after the Effective Date, replace the Letter of Credit with an equivalent amount of cash (i.e., $500,000.00) by wire transfer to Landlord of immediately available funds (“Cash Payment”), which shall be retained by Landlord, and (b) Landlord shall retain the initial installment of the Basic Rent paid to Landlord upon execution and delivery of the Lease  (i.e., $71,970.36) (“Initial Rent Payment”).  The Cash Payment and the Initial Rent Payment shall be referred to herein collectively as the “Termination Payment.”  Upon

Exhibit 10.1

Landlord’s receipt of the full amount of the Cash Payment, Landlord shall return the Letter of Credit to Tenant and the Lease shall terminate as set forth in Section 1 above.

3.Surrender of Possession.  Upon the effective date of termination as provided herein, Tenant shall surrender possession of the Premises and any and all keys thereto to Landlord.

4.Mutual Releases.  In consideration of the mutual covenants and conditions of this Agreement, Landlord and Tenant hereby release and forever discharge each other, and their respective members, affiliates, agents and employees, from any and all claims, damages, demands and causes of action which each party ever had, now have or in the future may have, against the other, arising from or in any way connected with the Lease, except for the obligations expressly set forth in this Agreement.  This release is intended as a full settlement and compromise of each, every and all claims of every kind and nature relating to the Lease, except for the obligations expressly set forth in this Agreement.  In connection with the foregoing release, Landlord and Tenant expressly waive any and all rights which they may have pertaining to the Lease and the return of the Premises, except for the obligations expressly set forth in this Agreement, pursuant to Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Landlord and Tenant understand and agree that by execution of this Agreement, each party and its members, affiliates, agents and employees do not admit any liability of any nature whatsoever.  This Agreement is made entirely as a compromise and for the purpose of terminating the Lease and settling the respective claims and/or causes of action of the parties to this Agreement.

5.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

6.Submission of Agreement.  This Agreement shall be effective only upon its mutual execution and delivery by Landlord and Tenant.

7.Landlord’s Notice and Payment Address.  As of the Effective Date, Landlord’s address for notices and payments shall be as follows:

6262 Lusk Investors LLC

c/o Bollert/LeBeau Inc.

4180 La Jolla Village Drive, Suite 210

San Diego, CA 92037

Attention: Steve Bollert

Exhibit 10.1

8.Tenant’s Notice Address.  As of the Effective Date, Tenant’s address for notices shall be as follows:

Cytori Therapeutics, Inc.

3020 Callan Road

San Diego, CA 92121

Attention: Tiago Girao

9.Entire Agreement.  It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Agreement, and that this Agreement supersedes and cancels any and all previous negotiations, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret, construe, supplement or contradict this Agreement.  All negotiations and oral agreements acceptable to the parties have been merged into and are included in or referenced in this Agreement.

10.Attorneys’ Fees.  If at any time after the Effective Date of this Agreement, either Landlord or Tenant institute any action or proceeding against the other relating to the provisions of this Agreement or any default hereunder, the nonprevailing party in such action or proceeding shall reimburse the prevailing part for the reasonable attorneys’ fees and all costs and disbursements incurred therein by the prevailing party.  Subject to the provisions of local law, the prevailing party shall recover all such fees or costs in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

11.Warranty of Authority.  If Tenant is a corporation, the person or persons executing this Agreement on behalf of Tenant represent, covenant and warrant to Landlord as of the date Tenant executes and delivers this Agreement that the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant’s bylaws or a certified copy of a resolution authorizing the same by Tenant's board of directors.

12.Necessary Acts.  Each party agrees to make, execute and deliver such other instruments or documents, and to do or cause to be done such further or additional acts, as reasonably necessary in order to effect the purposes or to implement the terms of this Agreement.

13.Governing Law.  This Agreement shall be governed by and shall be interpreted and enforced in accordance with California law, without reference to principles of conflicts of law.  Venue shall be in the appropriate court of the County of San Diego.

14.Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

15.Modification.  This Agreement may be modified only by a written agreement executed by the parties to this Agreement.

Exhibit 10.1

16.Miscellaneous.

(a)Each party has been offered the opportunity to investigate, and has made such investigation of the facts pertaining to this Agreement and all matters pertaining hereto as such party deems necessary.  Each party acknowledges that it has entered into this Agreement voluntarily and without coercion.

(b)Each party has received independent legal advice from its attorney with respect to the advisability of executing this Agreement.  Landlord and Tenant acknowledge and agree that the provisions of this Agreement shall not be construed against either party.  The rule of construction that ambiguities are to be construed against the party drafting the agreement shall not apply to the interpretation of this Agreement and is waived.

17.Counterparts.  This Agreement may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Agreement.

[signatures on following page]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Lease Termination Agreement as of the Effective Date.

“LANDLORD”

6262 LUSK INVESTORS LLC,

a California limited liability company

By:B/L Lusk LLC,

a California limited liability company,

Managing Member

By: _____________________________

Name: ___________________________

Title: ____________________________

“TENANT”

CYTORI THERAPEUTICS, INC.,

a Delaware corporation

By:  ___________________________

Name: _________________________

Title:  _________________________

By:  ___________________________

Name: _________________________

Title:  _________________________

1130430/36355601v.1